 EXHIBIT 10.4

CONFIDENTIAL SEVERANCE AGREEMENT AND GENERAL RELEASE

This Confidential Severance Agreement and General Release (“Agreement”) is entered into this 1st day of September, 2016, by EDWARD CONNELLY (“Employee”) and THE BANK OF GLEN BURNIE, its parent corporation, its related entities, affiliates, subsidiaries, divisions, predecessors, successors, assigns, employees, officers, directors, shareholders and agents (“the Bank”) to settle and resolve any claims or controversies the Bank and the Employee may have against each other.

NOW, THEREFORE, the parties hereto agree as follows:

1.          Elimination of Position. Due to business reasons, the Bank is eliminating Employee’s position and thus, terminating Employee, effective September 1, 2016 (the “Termination Date”).

2.          Severance. In consideration of the releases and other terms set forth in this Agreement, the Bank will pay Employee a total gross severance amount equivalent to one year’s salary, in the amount of $182,456.56, payable in bi-weekly payments of $7,017.56, less deductions, in accordance with the Bank’s customary payroll practices. The payment period is from October 1, 2016 through September 30, 2017. These severance payments will be paid after deducting applicable federal, state, and local taxes and other applicable payroll deductions and withholdings, except for health and dental deductions which must be paid if COBRA is elected in accordance with Section 3.

3.          Health Insurance. Employee’s health insurance will terminate effective September 30, 2016. Employee will be eligible for continuation of his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for 18 months, or such other time as designated by COBRA, provided he timely makes all premium payments required under COBRA.

4.          Confidential Information. Employee agrees to hold in strictest confidence and will not, without the prior written approval of the Bank, knowingly disclose to any person or entity (other than as required by law) the Bank’s “Confidential Information.” “Confidential Information” shall include the Bank’s (1) specific financial information that has not otherwise been made public; (2) financial information about the Bank’s customers, and (3) any other information of or relating to the Bank or its customers that: (a) has been kept strictly confidential by the Bank; and (b) has not been disclosed to any third party except under an obligation of confidentiality; and (c) is or was not otherwise available in the public domain. Notwithstanding the foregoing, this section does not prohibit Employee from disclosing Confidential Information to a federal, state or local government official or to an attorney for the purpose of reporting or investigating a violation of law or in a court filing under seal.

Employee further agrees to maintain the confidentiality of this Agreement and agrees to refrain from disclosing to any third party (except as required by law) the contents of this Agreement, except to his spouse, tax advisor, or an attorney with whom Employee chooses to consult regarding his consideration of this Agreement. Employee further agrees not to visit any employees at the Bank or make any other contact with any employees of the Bank regarding his employment, and/or this Agreement. In the event that he or his agents, representatives or attorneys are compelled by subpoena or otherwise to provide Confidential Information, he will provide the Bank with not less than five (5) days’ written notice, where possible, so that the Bank has the opportunity to seek appropriate protection from a court of competent jurisdiction.

5.          Return of Property and Transition. Employee will promptly return to the Bank, without retaining copies, all tangible items, including, without limitation, all reports, computer records, computer disks, building keys, and any and all other property of the Bank that is currently in the possession of or under the control of Employee.

6.          Breach of the Agreement. Employee agrees that the breach or failure to comply with the provisions of this Agreement will cause irreparable harm to the Bank, for which monetary damages will not provide an adequate remedy. Employee agrees that in the event of any breach of the terms of this Agreement, the Bank shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available, without the necessity of posting any bond or other security.

If Employee breaches any of his obligations under this Agreement, including the agreement not to sue, Employee agrees to return any and all severance payments provided to Employee, pursuant to Paragraph 2 of this Agreement, and the Bank will make no further payments to Employee under this Agreement. This provision, however, will not have any impact on Employee’s right to receive COBRA coverage at Employee’s sole expense. Employee acknowledges that in addition to the return of all severance payments, the Bank has a right to seek any other monetary relief it may be entitled to under this Agreement or applicable law, due to Employee’s breach. However, Employee is not obligated to return any severance payments if Employee files a lawsuit against the Bank claiming a violation of this Agreement or exercises any of his rights as specified in Paragraph 9 of this Agreement.

7.          Complete Release by Employee. Employee, for himself, and on behalf of his agents, executors, heirs, representatives, and successors, knowingly and voluntarily releases and forever discharges the Bank and each of its past and present employees, agents, officers, directors and shareholders (each an “Employer Released Party” and together the “Employer Released Parties”) from any claims, charges, causes of action, demands or damages, known or unknown, fixed or contingent at law or in equity, and waives and releases any and all rights and claims of any type that Employee may have had or now has at any time prior to the date of full execution of this Agreement, against the Bank and/or the Employer Released Parties in any way related to Employee’s employment, or his termination of employment with the Bank other than for (i) the payment of the Severance Amount in accordance with and subject to the conditions contained in this Agreement; (ii) his COBRA rights; and (iii) his rights under any Qualified Retirement Plan (“the Reserved Matters”). This waiver and release includes, but is not limited to:

a.       any claims for any tort, including wrongful termination, wrongful discharge, defamation, intentional infliction of emotional distress, intentional interference with a contractual relationship or any other common law claims;

b.       any claims for the breach of any written, implied or oral contracts, including, but not limited to, any contract of employment;

c.       any claims of discrimination, harassment or retaliation based on age, marital status, national origin, ancestry, race, religion, gender, sex, sexual orientation, physical or mental disability or medical condition;

d.       except for payments provided pursuant to this Agreement, any claims for payments of any nature, including, but not limited to, wages, attorney’s fees, costs, overtime pay, vacation pay, severance pay, commissions, bonuses or the monetary equivalent of benefits;

e.       except for the consideration provided pursuant to this Agreement and any benefits under the Bank’s Qualified Retirement Plan, any claims or rights under any benefit plan, Vesting Agreement, or program of the Bank; and

f.       any and all claims that may arise under common law and all federal, state and local statutes, ordinances, rules, regulations and orders, including, but not limited to, any claim or cause of action in law or in equity based on or arising under the Fair Labor Standards Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (ADEA), as amended by the Older Workers Benefit Protection Act (OWBPA), the Americans with Disabilities Act of 1990, as amended, the Civil Rights Acts of 1866, 1871 and 1991, as amended, the Rehabilitation Act of 1973, as amended, the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, as amended, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended, the Occupational Safety and Health Act, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Maryland Fair Employment Practice Act, the Maryland Wage and Hour Laws, the Maryland Occupational Health and Safety Act, the Maryland Disabilities Law, and Article 49B of the Maryland Annotated Code as each of them has been or may be amended, any state federal or local laws governing whistleblowing or retaliation claims to the maximum extent permitted by law, including but not limited to the Sarbanes Oxley Act, any laws or agreements that provide for punitive, exemplary or statutory damages, and any laws or agreements that provide for payment of attorneys’ fees, costs, or expenses, with the exclusion of any other benefits to which Employee is entitled, as a matter of law, subsequent to his termination.

8.          Waiver of Claims. Employee covenants that he has not and will not file suit in any court against the Bank, that he has not and will not assist anyone else in filing suit in any court against the Bank, except as required by law, that he has not transferred or assigned to any other person or entity any rights or claims against the Bank, and that he has not and will not file or assist anyone else in filing any administrative complaint or charge with any federal, state or local agency against the Bank, except (a) in connection with any Equal Employment Opportunity Commission (EEOC) discrimination proceeding, based on any matter in connection with his employment prior to the execution of this Agreement, or his termination of employment from the Bank; (b) any claim for unemployment insurance; (c) any claim under Section 806 of the Sarbanes Oxley Act; (d) any claim under Section 23 of the Commodity Exchange Act; (e) any claim under Section 21F of the Securities Exchange Act of 1984; (f) any claim under Section 1057 of the Dodd-Frank Wall Street Reform and Consumer Protection Act; (g) the right to challenge The Bank’s compliance with the waiver requirements of the ADEA, as amended by the OWBPA; or (h) any other claim that, as a matter of law, cannot be released by private agreement. Notwithstanding the foregoing, Employee, however, releases and waives any right to recover any monetary damages in any lawsuit initiated individually by the Employee or as part of a collective action or by any governmental agency or other third party on his behalf.

Employee acknowledges and understands that pursuant to the Federal Trade Secrets Act of 2016, he has been advised that he has immunity from being held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9.          Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. This Agreement is based upon the mutual understanding of the parties. Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to sign this Agreement, except for those set forth in this Agreement. Employee agrees that he shall continue to be bound by the provisions contained in any agreement between him and the Bank that existed and was in effect at the time of Employee’s termination. In the event of a conflict between the provisions contained herein and the provisions contained in any such other agreement, the more restrictive provisions shall control and govern.

10.        Affirmations. Employee further affirms, represents and warrants that, with the exception of the payments he will receive pursuant to the terms of this Agreement, he has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other compensation, wages, bonuses, commissions and/or benefits are due to him, except for the Reserved Matters. Employee furthermore affirms, represents and warrants that he has no known workplace injuries and he has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act. Employee further confirms that he has never submitted any complaints that would fall under the False Claims Act or the Dodd-Frank Wall Street Reform and Consumer Protection Act and has never been discouraged or prevented from doing so.

11.        Nondisparagement.     Employee agrees that he will not make or make, cause or encourage other persons or entities to make, any disparaging remarks or comments about the Bank. For the purpose of this paragraph, the term “disparaging” means any statement made or issued to the media, or other entities or persons, or in any judicial or quasi-judicial court proceeding that adversely reflects on the Bank its employees, officers, directors or shareholders and/or its business interests and/or portrays the Bank its employees, officers, directors or shareholders in a negative light.

12.        Competence. Employee understands that the only consideration for his execution of this Agreement are the terms stated herein; that no other promise or agreement of any kind has caused him to execute this Agreement; that he is competent to execute this Agreement; that the Agreement has not been obtained by any duress, and that he fully understands the meaning and intent of this document. Employee further acknowledges that he has signed this Agreement knowingly and voluntarily, and that he has not been threatened or coerced into signing this Agreement. This Agreement shall be binding upon Employee’s personal representatives, successors, assigns, heirs and devisees.

13.         Nonadmission of Wrongdoing. Employee agrees that this Agreement shall not be deemed or construed at any time for any purpose as an admission by the Bank of any liability or unlawful conduct of any kind. On behalf of Employee, this Agreement, in turn, shall not be deemed or construed at any time for any purpose as an admission by Employee of any liability or unlawful conduct of any kind.

14.        Governing Law and Interpretation. This Agreement shall be governed and interpreted in accordance with the laws of the State of Maryland without regard to any provision that would result in the application of the laws of any other state or jurisdiction. In the event that Employee breaches any provision of this Agreement, Employee and the Bank affirm that either may institute an action to specifically enforce any term or terms of this Agreement. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the release provisions in paragraph 7, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

15.        Amendment. This Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement.

16.        21-Day Consideration Period. Employee represents, warrants and acknowledges that:

a.       He has been advised that he has the right to consult with an attorney prior to executing this Agreement.

b.       Employee’s performance of each and every provision, covenant and condition under this Agreement is a condition precedent to the Bank’s obligation to make any payment or confer any benefit hereunder.

c.       Pursuant to the Federal Older Workers’ Benefit Protection Act, Employee has twenty-one (21) calendar days within which to consider whether or not to sign this Agreement prior to its execution, and acknowledges that such time period has been offered by the Bank.

d.       Pursuant to the Federal Older Workers’ Benefit Protection Act, Employee has seven (7) calendar days following execution of this Agreement to revoke it, by delivering a written Notice of Revocation (the “Notice”) to Michelle Stambaugh, Senior Vice President of Human Resources, 106 Padfield Boulevard, Glen Burnie, Maryland 21061, in person or by certified mail, and the Agreement shall not become effective or enforceable until the revocation period has expired. Employee acknowledges that the Bank has offered such seven (7) calendar days revocation period. Unless a Notice has been delivered before the end of such seven (7) day revocation period, this Agreement shall automatically become final and binding on the parties on the eighth (8th) calendar day after it is signed by Employee and returned to the Bank, (the “Effective Date”) if the Notice is not delivered to the Bank.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily execute this Confidential Severance Agreement and General Release as of the date set forth below:

September 16, 2016	/s/ Edward Connelly
Date	Edward Connelly
Employee

September 1, 2016	The Bank of Glen Burnie
Date
	By:	/s/John D. Long
John Long
President

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